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                                                                  EXHIBIT 10.1.2

                            CONSULTING AGREEMENT WITH

                                RICHARD B. INMAN

         AGREEMENT entered into and effective this 1st day of August, 2001, by and between Eagle Bancshares, Inc. ("Eagle"); Tucker Federal Bank ("Tucker"), collectively referred to as the "Bank", and Richard B. Inman ("Inman" or the "Consultant").

         WHEREAS, Inman has heretofore been employed by Tucker as its Chief Executive Officer ("CEO"), pursuant to an Employment Agreement dated March 25, 1997;

         WHEREAS, Inman has voluntarily resigned his employment as CEO and his positions on the Boards of Directors of Tucker, and all subsidiary corporations of Tucker effective January 30, 2001;

         WHEREAS, Inman has voluntarily resigned from his positions as Secretary/Treasurer of Eagle; as President of Eagle Bancshares Capital Group, Inc., as Chief Financial Officer and as a member of the Board of Directors of NextBill.com, and any and all other positions with Eagle or any subsidiary corporation unless expressly provided for herein; and

         WHEREAS, Inman shall continue to serve on the Board of Director of Eagle through the end of this term;
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         WHEREAS, the Board of Directors of Eagle and Tucker (the "Board")
believe it is in the best interest of the Bank to enter into this Agreement with Inman in order to assure a transition period for management of Tucker and gain Inman's expertise in developing long term strategic planning for Eagle;

         WHEREAS, the parties desire by this writing to set forth the terms of an seventeen (17) month independent contractor consulting relationship between Eagle and Inman.
         NOW, THEREFORE, for good and valuable consideration, including the promises and covenants made herein, it is AGREED as follows:

                  1.       DEFINED TERMS

         When used anywhere in this Agreement, the following terms shall have the meaning set forth herein.

                  (a)      "Eagle" shall mean Eagle Bancshares, Inc.;

                  (b)      "Tucker" shall mean Tucker Federal Bank;

                  (c) "Disability" shall mean a physical or mental infirmity which impairs the Consultant's ability to substantially perform his duties under this Agreement for a period of 60 consecutive days.

                  (d) "Effective Date" shall mean the effective resignation date referenced in paragraph 2 of this Agreement.
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                  (e)      "Just Cause" shall mean, in the good faith
                  determination of Eagle's Board of Directors, the Consultant's personal dishonesty, incompetence, willful misconduct, intentional failure to perform assigned duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Consultant shall have no right to receive any compensation or other benefits for any period after termination for just cause. No act, or failure to act, on the Consultant's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of Eagle.

                  2. RESIGNATION OF EMPLOYMENT. Inman has submitted and Tucker has accepted his voluntary resignation from employment as CEO of Tucker, to be effective on January 30, 2001. Inman has also submitted, and Tucker has accepted, his resignation from the Boards of Directors of Tucker and all subsidiary or affiliated corporations. Inman further understands and agrees that, by this Agreement, he forever waives any claim or right to reinstatement to his former positions of employment or Boards of Director membership with the

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                  Bank or any of its related entities. Inman expressly
                  acknowledges the voluntariness of his resignation, and his full and complete understanding that said resignation precludes him from recovering the severance compensation provided by his contract of employment.

                  3. CONSULTING PERIOD AND PURPOSE. The Consultant shall render such consulting services for Eagle as may be requested beginning on the effective date of this Agreement. Eagle hereby retains the Consultant and the Consultant hereby accepts Eagle as his client under this Agreement, for the period commencing on the Effective Date and ending December 31, 2002 (or such earlier date as is determined in accordance with this Agreement). The purpose of the consulting agreement shall be for Inman to assist Eagle in its development and implementation of long range strategic planning for Eagle and its subsidiary and affiliated entities.

                                    (a)      Inman shall report directly to C.
                           Jere Sechler, the Chairman of Eagle on all consulting matters, and shall not contact other employees of Eagle or Tucker regarding the issues on which he is consulting unless directed to do so by Sechler. This limitation shall only apply to communications relating to business matters on which Inman is consulting and
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                           shall not limit his ability to communicate on person
                           non-business matters with employees of the Bank.

                  4. BASE COMPENSATION. The Bank agrees to pay Inman during the term of this consulting a professional fee for the seventeen (17) month consultancy equal to the amount of severance he would have been due under his Employment Agreement which is Fifteen Thousand Seven Hundred Ninety Two and 13/100 ($15,792.13) Dollars, payable on a monthly basis on the fifteenth of each month. Inman shall pay $792.13 to Tucker Federal Bank to continue his COBRA benefits by the twentieth
                  (20th) day of each month he is receiving said benefits. If Inman elects to cancel those benefits, then the monthly consultant fee shall be reduced to Fifteen Thousand ($15,000.00) Dollars per month. If Inman obtains new full time employment that, in Eagle's judgment, creates a conflict of interest with the Bank's operations, Eagle may terminate this Agreement by giving 30 days written notice. Upon termination, Inman will be paid the balance of monies, if any, due under this Agreement in lump sum fashion.

                  5. MEZZANINE PORTFOLIO MANAGER POSITION. The Bank is contemplating the sale of its mezzanine loan portfolio ("Portfolio").

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                  Inman has indicated interest in the position of Manager for the recovery of the loans in the Portfolio. In the event the Portfolio is sold and Inman is hired for a management position by the acquiring entity, paragraph four (4) above shall be amended as follows: Inman's acceptance of the position will negate the Bank's obligation to retain Inman as a consultant. The Bank's obligation to pay Inman any remaining monthly payments due on the consultancy agreement shall be reduced by the amount of monies he earns as the Portfolio Manager or in some equivalent position. If Inman earns $15,000.00 per month or more, once his total income earned as Portfolio Manager (or an equivalent position) is divided by the remaining months left on the consultant agreement, then Tucker shall not owe any additional severance to Inman. However, in the event Inman is terminated without cause from the management position by the entity or entities acquiring the Portfolio, Tucker agrees to pay Inman as a consultant from the date of said termination (or from the date his severance pay from the Portfolio Manager position is exhausted) until December 31, 2001. The monthly amount paid for his consulting services shall be Fifteen Thousand ($15,000.00) Dollars per month. These payments are to be in full and final satisfaction of any and all liability the Bank

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                  has or may have to Inman through the date that severance
                  payments are concluded.

                  6.       LOYALTY; NONCOMPETITION.

                                    (a)      Except for illnesses and reasonable
                           leaves of absence, the Consultant shall be available to Eagle to devote his business time, attention, skill and efforts to the faithful performance of all assigned consultations. From time to time, Consultant may seek the written authorization of Eagle to serve on other boards of directors, and hold offices or positions in, companies or organizations which will not present any conflict of interest with Eagle, Tucker or any of their subsidiaries or affiliates, and will not violate any applicable statute or regulation. During the consultancy provided for under this Agreement, the Consultant shall not engage in any business or activity or in conflict with the business affairs or interests of Eagle or Tucker.

                  7. TERMINATION OR SUSPENSION UNDER FEDERAL LAW. If the Consultant is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act
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                  (FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

                  (a) If the Bank is in default (as defined in Section 3(x)(1). of FDIA), all obligations, under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

                                    (b)      If a notice served under Section
                           8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3)
                           or (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the

                                    (c)      Any payments made to the Consultant
                           pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with both 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder, and Regulatory Bulletin 27A, but only to the extent required thereunder on the date any payment is required pursuant to this Agreement.
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                  8.       RELEASE. Inman, for himself, his agents, assigns,
                  heirs, executors, administrators and personal representatives, hereby fully, finally and forever releases and discharges the Bank, including but not limited to all of their present and former managers, officers, employees, agents, representatives, directors, assigns, successors, predecessors, boards, subsidiaries, affiliates, and benefit plans from any and all claims, demands, actions, causes of action, suits, damages, losses, costs, expenses and attorneys' fees and all claims of any kind and every character whatsoever, whether known or unknown, which he has or may have against any or all of them growing out of, or arising from, or pertaining to any contract, transaction, dealing, employment relationship, conduct, act or omission, including but not limited to, wages, compensation, bonuses, benefits, or any other matters or things occurring or existing at any time prior to the execution of the Agreement.

                  Without in any way limiting the foregoing, the above claims waived and released by Inman include any possible or alleged claims under the United States Constitution, the Constitution of the State of Georgia, the Americans with Disabilities Act, 42 U.S.C.ss.12101, et seq.; the Rehabilitation Act, 29 U.S.C.ss.701 et seq.; the Family and
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                  Medical Leave Act, 29 U.S.C.ss.2601 et seq.; the Fair Labor
                  Standards Act, 29 U.S.C.ss.201 et seq.; 42 U.S.C.ss.1981, 1981a, 1983, 1985 and 1988; the Age Discrimination in Employment Act (ADEA), 29 U.S.C.ss.621 et seq.; Title VII of the civil Rights Act of 1964, as amended, 42 U.S.C.ss.2000e et seq.; the Civil Rights Act of 1991; the employee Retirement Income Security Act of 1974, 29 U.S.C.ss.1001 et seq. (as amended); the Consolidated Omnibus Budget Reconciliation Act of 1985, 29 U.S.C.ss.1161 et seq., and any possible or alleged claims for front pay, back pay, fringe benefits, interest, compensatory or punitive damages, including claims under federal, state or local law.

                  9. COOPERATION AND CONFIDENTIALITY: Inman shall fully cooperate with the Bank on all pending or subsequently filed litigation matters, including but not limited to Prime Group, Inc., Victor J. Mills, Oliver W. Owens v. Tucker Federal Bank, Civil Action No. 97-RCCV-1128. This cooperation may include deposition testimony, trial testimony and preparation and assisting counsel in trial preparation. Inman acknowledges he has received and will continue to receive confidential financial information protected by the attorney client privilege and will maintain the confidentiality of that information. The willful or intentional breach of the confidentiality of attorney

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                  client information or other confidential financial information
                  Inman has knowledge of as a result of his employment with Eagle and Tucker will result in the termination of this Agreement.

                                    (a)      The Bank will continue to indemnify
                           Inman for all acts for which insurance coverage is provided by way of the error and omissions policy of insurance maintained for the benefit of all officers and directors of the Bank. The scope and amount of indemnification shall be coterminous with the coverage provided by the insurance policy.

                  10. FEDERAL INCOME TAX WITHHOLDING . The Bank may withhold all federal and state income or other taxes from any benefit payable under this Agreement as shall be required pursuant to any law or government regulation or ruling.

                  11.      SUCCESSORS AND ASSIGNS.

                  (a) Bank. This Agreement shall not be assignable by the Bank, provided that this Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank.

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                           (b) Consultant. Since the Bank is contracting for the
         unique and personal skills possess by Inman, he shall be precluded from assigning or delegating his rights or duties hereunder; provided, however, that nothing in this paragraph shall preclude (i) the Consultant from designating a beneficiary to receive any compensation payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Inman or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

                  12. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

                  13. APPLICABLE LAW. Except to the extent preempted by Federal law, the laws of the State of Georgia shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

                  14. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                  15. ENTIRE AGREEMENT. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the
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                  parties, shall constitute the entire agreement between the parties hereto and shall supersede any prior agreement between the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

ATTEST                                       EAGLE BANCSHARES, INC.


/s/ Betty Petrides                           /s/ C. Jere Sechler
------------------                           ----------------------------
                                             Secretary
                                             C. JERE SECHLER
                                             Chairman, Board of Directors

WITNESS

/s/ A. Lee Parks                             /s/ Richard B. Inman, Jr.
------------------                           ----------------------------
                                             RICHARD B. INMAN, JR.